                                                               (ROTHSCHILD LOGO)

As of September 14, 2005

Mr. James B. McCurry
President and Chief Executive Officer
PRG-Schultz International, Inc.
600 Galleria Parkway, Suite 100
Atlanta, Georgia 30339

Dear Mr. McCurry:

     This letter (the "Agreement") will confirm the terms and conditions of the agreement among PRG-Schultz International, Inc., collectively with its direct and indirect subsidiaries, (the "Company") and Rothschild Inc. ("Rothschild") regarding the retention of Rothschild as financial advisor and investment banker to the Company in connection with a possible restructuring of its businesses and/or certain liabilities of the Company.

     Section 1 Services to be Rendered. In connection with the formulation, analysis and implementation of various options for a restructuring, reorganization or other strategic alternative relating to the Company, whether pursuant to a Transaction (as defined below), any series or combination of Transactions or otherwise, Rothschild will perform such services as the Company may request including, but not limited to, the following:

     (a) to the extent deemed desirable by the Company, identify and/or initiate potential Transactions or other transactions;

     (b) to the extent Rothschild deems necessary, appropriate and feasible, or as the Company may request, review and analyze the Company's assets and the operating and financial strategies of the Company;

     (c) review and analyze the business plans and financial projections prepared by the Company including, but not limited to, testing assumptions and comparing those assumptions to historical Company and industry trends;

     (d) evaluate the Company's debt capacity in light of its projected cash flows and assist in the determination of an appropriate capital structure for the Company;

     (e) assist the Company and its other professionals in reviewing the terms of any proposed Transaction or other transaction, in responding thereto and, if directed, in evaluating alternative proposals for a Transaction or other transaction, whether in connection with a Plan (as defined below) or otherwise;

     (f) determine a range of values for the Company and any securities that the Company offers or proposes to offer in connection with a Transaction or other transaction;

     (g) advise the Company on the risks and benefits of considering a Transaction or other transaction with respect to the Company's intermediate and long-term business prospects and strategic alternatives to maximize the business enterprise value of the Company, whether pursuant to a Plan or otherwise;

Rothschild Inc.               Neil A. Augustine
1251 Avenue of the Americas   Managing Director
New York. NY 10020            Telephone 212 403-5411
www.rothschild.com            Facsimile 212 403-5454
                              Email neil.augustine@us.rothschild.com

PRG-Schultz International, Inc.
As of September 14, 2005
Page 2


                                                               (ROTHSCHILD LOGO)

     (h) review, analyze and advise the Company with respect to any proposals the Company receives from third parties in connection with a Transaction or other transaction;

     (i) assist or participate in negotiations with the parties in interest, including, without limitation, any current or prospective creditors of, holders of equity in, or claimants against the Company and/or their respective representatives in connection with a Transaction or other transaction;

     (j) advise and attend meetings of the Company's Board of Directors, creditor groups, official constituencies and other interested parties, as necessary;

     (k) assist the Company in raising equity, debt, and/or hybrid capital and/or refinancing any of its existing debt facilities;

     (l) with respect to any 3(a)(9) Offer (as defined below), subject to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933 (as amended, together with the rules and regulations promulgated thereunder, the "Securities Act"), Rothschild and the Company shall, in consultation with their respective counsel establish guidelines regarding the scope and execution of Rothschild's services hereunder with respect to any 3(a)(9) Offer;

     (m) in the event the Company determines to commence Chapter 11 cases in order to pursue a Transaction or other transaction, and if requested by the Company, participate in hearings before the Bankruptcy Court in which such cases are commenced (the "Bankruptcy Court") and provide relevant testimony with respect to the matters described herein and issues arising in connection with any proposed Plan; and

     (n) render such other financial advisory and investment banking services as may be agreed upon by Rothschild and the Company in connection with any of the foregoing.

     As used herein, the term "Transaction" shall mean, collectively, whether pursuant to a plan of reorganization (a "Plan") confirmed in connection with any case or cases commenced by or against the Company, any of its subsidiaries, any of its affiliates or any combination thereof, whether individually or on a consolidated basis (a "Bankruptcy Case"), under Title 11 of the United States Code Sections 101 et seq. (the "Bankruptcy Code") or otherwise: (a) any transaction or series of related transactions approved by the Company's Board of Directors that affects material amendments to or other material changes in the Company's outstanding indebtedness as of August 31, 2005, including, but not limited to, any defeasance, redemption, exchange or repayment of any of the Company's outstanding indebtedness, whether in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act (a "3(a)(9) Offer") or otherwise; (b) (i) any merger, consolidation, reorganization,

PRG-Schultz International, Inc.
As of September 14, 2005
Page 3


                                                               (ROTHSCHILD LOGO)

recapitalization, financing, refinancing, business combination or other transaction pursuant to which the Company (or control thereof) is acquired by, or combined with, any person, group of persons, partnership, corporation or other entity (an "Acquirer") or (ii) any acquisition, directly or indirectly, by an Acquirer (or by one or more persons acting together with an Acquirer pursuant to a written agreement or otherwise), whether in a single transaction, multiple transactions or a series of transactions, of (A) other than in the ordinary course of business, substantially all of the assets or operations of the Company or (B) any outstanding or newly-issued shares of the Company's capital stock or any securities convertible into, or options, warrants or other rights to acquire such capital stock or other equity securities of the Company, for the purpose of effecting either (1) a recapitalization or restructuring (as approved by the Company's Board of Directors) of the Company's outstanding indebtedness as of August 31, 2005 or (2) a change of control of the Company (each, an "M&A Transaction"); or (c) raising of new capital, in the form of debt, equity or hybrid securities in an amount that is mutually agreed upon by the Company and Rothschild or (d) any transaction (as approved by the Company's Board of Directors), similar in form to any of the foregoing.

     In performing its services pursuant to this Agreement, and notwithstanding anything to the contrary herein, Rothschild is not assuming any responsibility for the Company's decision to pursue (or not to pursue) any business strategy or to effect (or not to effect) any Transaction or other transaction. Rothschild shall not have any obligation or responsibility to provide accounting, audit, "crisis management" or business consultant services (except to the extent expressly described above) to the Company, and shall have no responsibility for designing or implementing operating, organizational, administrative, cash management or liquidity improvements.

     Section 2 Information Provided by the Company.

     (a) The Company will cooperate with Rothschild and furnish to, or cause to be furnished to, Rothschild any and all information as Rothschild deems appropriate to enable Rothschild to render services hereunder (all such information being the "Information"). The Company recognizes and confirms that Rothschild (i) will use and rely solely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed any obligation to verify independently the same; (n) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (iii) will not act in the official capacity of an appraiser of specific assets of the Company or any other party. The Company confirms that the information to be furnished by the Company, when delivered, to the best of its knowledge (i) will be true and correct in all material respects (ii) will be prepared in good faith and (iii) will not contain any material misstatement of fact or omit to state any material fact. The Company will promptly notify Rothschild if it learns of any

PRG-Schultz International, Inc.
As of September 14, 2005
Page 4


                                                               (ROTHSCHILD LOGO)

material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to Rothschild. Company acknowledges that in the course of this engagement it may be necessary for Rothschild and the Company to communicate electronically.

     (b) The Company further acknowledges that although Rothschild will use commercially reasonable procedures to check for the most commonly known viruses, the electronic transmission of information cannot be guaranteed to be secure or error-free. Furthermore such information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete or otherwise be adversely affected or unsafe to use. Accordingly, the Company agrees that to the extent information communicate electronically is so affected, Rothschild shall have no liability to the Company with respect to any error or omission arising from or in connection with: (i) the electronic communication of information to the Company; or (ii) the Company's reliance on such information.

     (c) Except as permitted in Section 9(e), any services, information or advice provided by Rothschild in connection with this engagement is for the confidential use of the Company's Board of Directors and senior management and may not be disclosed or referred to publicly to any third party, without the Company's prior written consent. All material non-public information furnished to Rothschild during this engagement, unless publicly available or otherwise available to Rothschild without, to its actual knowledge, any restriction or breach of any confidentiality or non-disclosure agreement (the "Confidential Information"), will be held by Rothschild in confidence and will not be disclosed to anyone other than Rothschild's employees and advisors (who have a legal obligation to maintain the confidentiality of such Confidential Information) without the Company's prior written approval or used for any purpose other than those described in this Agreement except as (i) required to perform the services to be rendered pursuant to this engagement, including disclosing such information to its employees and advisors as necessary, (ii) such information becomes publicly available other than by disclosure by Rothschild or its employees or advisors in violation of this Agreement, or (iii) otherwise required by law or judicial or regulatory process, provided that Rothschild (if otherwise permitted to do so) has given the Company reasonable prior notice of such disclosure requirement.

     Section 3 Application for Retention of Rothschild. In the event the Company determines to commence Chapter 11 proceedings in order to pursue a Transaction or other transaction, the Company shall apply promptly to the Bankruptcy Court pursuant to Sections 327(a) and 328(a) of the Bankruptcy Code, Rule 2014 of the Federal Rules of Bankruptcy Procedure, applicable local rules and procedural orders of the Bankruptcy Court and procedural guidelines established by the Office of the United States Trustee, for approval of (a) this Agreement and (b) if permitted under applicable law, Rothschild's retention by the Company under the terms of this Agreement to the date of this Agreement, and shall use its

PRG-Schultz International, Inc.
As of September 14, 2005
Page 5


                                                               (ROTHSCHILD LOGO)

best efforts to obtain Bankruptcy Court authorization thereof. The Company shall use its best efforts to obtain such Bankruptcy Court approval and authorization subject only to the subsequent review by the Bankruptcy Court under the standard of review provided in Section 328(a) of the Bankruptcy Code, and not subject to the standard of review set forth in Section 330 of the Bankruptcy Code. The Company shall supply Rothschild and its counsel with a draft of such application and any proposed order authorizing Rothschild's retention sufficiently in advance of the filing of such application and proposed order to enable Rothschild and its counsel to review and comment thereon. Rothschild shall have no obligation to provide any services under this Agreement unless Rothschild's retention under the terms of this Agreement is approved in the manner set forth above by a final order of the Bankruptcy Court no longer subject to appeal, rehearing, reconsideration or petition for certiorari and which order is reasonably acceptable to Rothschild in all respects.

     Rothschild acknowledges that in the event that the Bankruptcy Court approves its retention by the Company pursuant to the application process described in this Section 3, payment of Rothschild's fees and expenses shall be subject to (i) the jurisdiction and approval of the Bankruptcy Court under
Section 328(a) of the Bankruptcy Code and any order approving Rothschild's retention, (ii) any applicable fee and expense guidelines and/or orders and
(iii) any requirements governing interim and final fee applications. In the event that Rothschild's engagement hereunder is approved by the Bankruptcy Court, the Company shall pay all fees and expenses of Rothschild hereunder as promptly as practicable in accordance with the terms hereof and the orders governing interim and final fee applications, and after obtaining all necessary further approvals from the Bankruptcy Court, if any. In so agreeing to seek Rothschild's retention under Section 328(a) of the Bankruptcy Code, the Company acknowledges that it believes that Rothschild's general restructuring experience and expertise, its knowledge of the industry in which the Company operates and the capital markets and its merger and acquisition capabilities will inure to the benefit of the Company in pursuing any Transaction or other transaction, that the value to the Company of Rothschild's services hereunder derives in substantial part from that expertise and experience and that, accordingly, the structure and amount of the Monthly Fee, the Completion Fee and the M&A Fee (as each is defined below) are reasonable regardless of the number of hours to be expended by Rothschild's professionals in performance of the services to be provided hereunder.

     Section 4 Fees of Rothschild. As compensation for the services rendered hereunder, the Company, and its successors, if any, agree to pay Rothschild (via wire transfer or other mutually acceptable means) the following fees in cash:

     (a) Commencing as of the date hereof, and whether or not a Transaction is proposed or consummated, a cash advisory fee (the "Monthly Fee") of $125,000 per month. The initial Monthly Fee shall be pro-rated based on the commencement of services as of the

PRG-Schultz International, Inc.
As of September 14, 2005
Page 6


                                                               (ROTHSCHILD LOGO)

date hereof and shall be payable by the Company upon the execution of this Agreement by each of the parties hereto, and thereafter the Monthly Fee shall be payable by the Company in advance on the first day of each month.

     (b) Either (1) a fee (the "Completion Fee") of $1,737,500, payable in cash upon the consummation of a Transaction other than an M&A Transaction, or (2) a fee (the "M&A Fee") equal to the greater of $1,737,500 or 0.85% of the Consideration (as defined below) for any M&A Transaction. The M&A Fee shall be payable when and if such Consideration is paid.

     The term "Consideration" shall mean the total value of all cash, securities, the repurchase, cancellation or buy-out of any options or warrants, any agreements or other property and any other consideration, including, without limitation, any contingent, earned or other consideration, paid or payable, directly or indirectly, in connection with a Transaction. Consideration shall be deemed to include the face amount of any indebtedness for borrowed money, including, without limitation, pension liabilities and obligations assumed, retired or defeased, directly or indirectly, in connection with, or which survive the closing of, a Transaction. In the event such Transaction takes the form of a recapitalization, restructuring, spin-off or similar transaction, "Consideration" shall also include the fair market value of (i) the equity securities of the Company retained by the Company's security holders following such Transaction and (ii) any securities received by the Company's security holders in exchange for or in respect of securities of the Company following such Transaction (all securities received by such security holders being deemed to have been paid to such security holders in such Transaction).

     The Company and Rothschild acknowledge and agree that (i) the hours worked,
(ii) the results achieved and (iii) the ultimate benefit to the Company of the work performed, in each case, in connection with this engagement, may be variable, and that the Company and Rothschild have taken such factors into account in setting the fees hereunder.

     The Company shall not be obligated to pay under clause (b) of this Section 4 an amount exceeding the greater of one Completion Fee or one M&A Fee. Except as otherwise provided in Section 8, the Company shall not be obligated to pay any Completion Fee or M&A Fee if a Transaction occurs after this Agreement has terminated. If an M&A Transaction and a non-M&A Transaction both occur on the "Effective Date" of a Plan or as a part of a transaction outside of a bankruptcy proceeding, the amount of any fee otherwise payable by the Company shall be the greater of the M&A Fee for the M&A Transaction or the Completion Fee for the non-M&A Transaction.

PRG-Schultz International, Inc.
As of September 14, 2005
Page 7


                                                               (ROTHSCHILD LOGO)

     To the extent the Company requests Rothschild to perform additional services not contemplated by this Agreement, such additional fees shall be mutually agreed upon by Rothschild and the Company, in writing, in advance.

     Section 5 Credit. Rothschild shall credit against the Completion Fee or the M&A Fee, as applicable, 50% of the aggregate Monthly Fees paid to Rothschild under Section 4(a) in excess of $375,000 (the "Monthly Fee Credit"); provided that the Monthly Fee Credit shall not exceed the Completion Fee or M&A Fee payable, as applicable. In addition, the Completion Fee, to the extent paid, shall be fully credited against the M&A Fee; provided that such credit shall not exceed the M&A Fee. Alternatively, the M&A Fee, to the extent paid, shall be fully credited against the Completion Fee; provided that such credit shall not exceed the Completion Fee.

     Section 6 Expenses. Without in any way reducing or affecting the provisions of Exhibit A hereto, the Company shall reimburse Rothschild for its reasonable expenses incurred in connection with and solely as the result of the performance of its engagement hereunder, and the enforcement of this Agreement, including without limitation the reasonable fees, disbursements and other charges of one counsel utilized by Rothschild in connection with such enforcement. Reasonable expenses shall also include, but not be limited to, expenses incurred in connection with travel and lodging, data processing and communication charges, research and courier services. In the event the Company becomes a debtor and/or a debtor-in-possession in a Chapter 11 case, consistent with and subject to any applicable order of the Bankruptcy Court, the Company shall promptly reimburse Rothschild for such expenses under this Section 6 upon presentation of an invoice or other similar documentation with reasonable detail.

     Section 7 Indemnity. The Company agrees to the provisions of Exhibit A hereto which provide for indemnification by the Company of Rothschild and certain related persons. Such indemnification is an integral part of this Agreement and the terms thereof are incorporated by reference as if fully stated herein. Such indemnification shall survive any termination, expiration or completion of this Agreement or Rothschild's engagement hereunder.

     Section 8 Term, (a) The term of Rothschild's engagement shall extend until the completion of the first Transaction. This Agreement may be terminated by either the Company or Rothschild after one hundred and twenty (120) days from the date hereof by providing ten (10) days advance notice in writing. If terminated, Rothschild shall be entitled to payment of any fees for any monthly period which are due and owing to Rothschild upon the effective date of termination; however, such amounts will be pro-rated for any incomplete monthly period of service, and Rothschild will be entitled to reimbursement of any and all reasonable expenses described in Section 6. Termination of Rothschild's engagement

PRG-Schultz International, Inc.
As of September 14, 2005
Page 8


                                                               (ROTHSCHILD LOGO)

hereunder shall not affect or impair the Company's continuing obligation to indemnify Rothschild and certain related persons as provided in Exhibit A.

     (b) If this Agreement is terminated by the Company (other than for a material breach hereof by Rothschild and after giving Rothschild prior written notice thereof and a reasonable opportunity to cure) and within one year after the effective date of such termination (the "Tail Period"), a Transaction is consummated or the Company enters into a binding written agreement providing for a Transaction (and such Transaction is subsequently consummated at any time thereafter), the Company shall pay Rothschild upon consummation of such Transaction a Completion Fee or M&A Fee (whichever is applicable based on the Transaction), less the Monthly Fee Credit as provided in Section 5.

     (c) Notwithstanding the foregoing, in the event that, prior to the consummation of any Transaction or entering into a binding agreement providing for a Transaction, Neil Augustine ("Key Employee") is no longer actively working on this engagement (other than by reason of death or disability), the responsibilities of Key Employee shall be assumed by a Managing Director of Rothschild with similar experience in advising companies on potential restructurings ("Key Employee Replacement"). If the Company determines, in good faith and after providing Rothschild with a reasonable opportunity to identify and discuss with the Company a suitable Key Employee Replacement, that none of the Key Employee Replacements proposed by Rothschild is acceptable, the Company may terminate this Agreement as provided in clause (a) above and the Tail Period otherwise applicable hereunder, shall be reduced to one hundred and thirty-five
(135) days.

     Section 9 Miscellaneous.

     (a) Administrative Expense Priority. To the extent such compensation is approved by the Bankruptcy Court, in the event the Company determines to commence Chapter 11 cases in order to pursue a Transaction or other transaction, the Company agrees that Rothschild's post-petition compensation as set forth herein and payments made pursuant to reimbursement and indemnification provisions of this Agreement shall be entitled to priority as expenses of administration under Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code and shall be entitled to the benefits of any "carve-outs" for professional fees and expenses in effect in such Chapter 11 cases pursuant to one or more financing orders entered by the Bankruptcy Court.

     (b) Survival, Successors & Assigns. Sections 4 through 9 hereof, inclusive (excluding the obligation to pay ongoing Monthly Fees as provided in Section 4(a)), including the provisions set forth in Exhibit A hereto, shall survive the termination or expiration of this Agreement. The benefits of this Agreement and the indemnification and other obligations of the Company to Rothschild and certain related persons contained in Exhibit A hereto shall inure to the respective successors and assigns of the parties hereto and thereto and of the

PRG-Schultz International, Inc.
As of September 14, 2005
Page 9


                                                               (ROTHSCHILD LOGO)

indemnified parties, and the obligations and liabilities assumed in this Agreement and Exhibit A by the parties hereto and thereto shall be binding upon their respective successors and assigns.

     (c) Benefit of Agreement; No Reliance by Third Parties. The advice (oral or written) rendered by Rothschild pursuant to this Agreement is intended solely for the benefit and use of the Company and its professionals and professional advisors in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without the prior written consent of Rothschild.

     (d) Nature of Relationship. The relationship of Rothschild to the Company hereunder shall be that of an independent contractor and Rothschild shall have no authority to bind, represent or otherwise act as agent, executor, administrator, trustee, lawyer or guardian for the Company, nor shall Rothschild have the authority to manage money or property of the Company. The parties hereto acknowledge and agree that, except as specifically set forth in the last sentence of Section 1 above, by providing the services contemplated hereunder, Rothschild will not act, nor will it be deemed to have acted, in any managerial or fiduciary capacity whatsoever with respect to the Company or any third party including security holders, creditors or employees of the Company.

     (e) Public Announcements. The Company acknowledges that Rothschild may at its option and expense, after announcement of the Transaction, place announcements and advertisements or otherwise publicize the Transaction in such financial and other newspapers and journals as it may choose, stating that Rothschild acted as financial advisor to the Company in connection with such Transaction; provided that such actions comply in full with all requirements imposed by federal and state law and regulations and the Nasdaq stock market, if any, and the Company is not caused to incur material or significant expense or regulatory compliance requirements as a result thereof. Company further consents to Rothschild's public use or display of Company's logo, symbol or trademark as part of Rothschild's general marketing or promotional activities, provided such use or display is in the nature of a public record or tombstone announcement in relation to the Transaction. Rothschild consents to the Company's announcement in a press release of the engagement of Rothschild and entering into this Agreement and the disclosure of same in the Company's filings with the SEC and filing of this Agreement as an exhibit to such SEC filings.

     (f) CHOICE OF LAW: JURISDICTION. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

PRG-Schultz International, Inc.
As of September 14, 2005
Page 10


                                                               (ROTHSCHILD LOGO)

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAWS. REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES HERETO, EACH SUCH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY AND ALL CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN ANY OF (A) ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK OR (B) THE BANKRUPTCY COURT OR ANY COURT HAVING APPELLATE JURISDICTION OVER THE BANKRUPTCY COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY CONSENTS TO THE SERVICE OF PROCESS IN ACCORDANCE WITH NEW YORK LAW, AND AGREES THAT CLINTON MCKELLAR, JR. SHALL BE AUTHORIZED TO ACCEPT SERVICE ON ITS BEHALF.

     (g) Waiver of Jury Trial. Each of the parties hereto hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim upon, arising out of or in connection with this Agreement or any Transaction or other transaction. Each of the parties hereto hereby certifies that no representative or agent of any other party hereto has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Each of the parties hereto hereby acknowledges that it has been induced to enter into this Agreement by and in reliance upon, among other things, the provisions of this paragraph.

     (h) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each of the parties hereto.

     (i) Authority. Each party hereto represents and warrants that it has all requisite power and authority to enter into this Agreement and Exhibit A attached hereto and the transactions contemplated hereby. Each party hereto further represents that this Agreement has been duly and validly authorized by all necessary corporate action and has been duly executed and delivered by each of the parties hereto and constitutes the legal, valid and

PRG-Schultz International, Inc.
As of September 14, 2005
Page 11


                                                               (ROTHSCHILD LOGO)

binding agreement thereof, enforceable in accordance with its terms. Rothschild will assume that any instructions, notices or requests have been properly authorized by the Company if they are given or purported to be given by a person who is, or is reasonably believed by Rothschild to be a director or officer of the Company.

     (j) Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart to this Agreement.

     If the foregoing correctly sets forth the understanding and agreement between Rothschild and the Company, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the date first above written.

                                        Very truly yours,

                                        ROTHSCHILD INC.


                                        By: /s/ Neil A. Augustine
                                            ------------------------------------
                                            Neil A. Augustine
                                            Managing Director


Accepted and Agreed to as of
the date first written above:

PRG-SCHULTZ INTERNATIONAL, INC.


By: /s/ Clinton McKellar, Jr.
    ---------------------------------
Name: Clinton McKellar, Jr.
Title: S.V.P.

                                    Exhibit A

     The Company shall indemnify and hold harmless Rothschild and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (Rothschild and all of such other persons collectively, the "Indemnified Parties"), from and against any losses, claims or proceedings, including without limitation stockholder actions, damages, judgments, assessments, investigation costs, settlement costs, fines, penalties, arbitration awards and any other liabilities, costs, fees and expenses (collectively, "Losses") (a) directly or indirectly related to or arising out of
(i) oral or written information provided by the Company, the Company's employees or other agents, which either the Company or an Indemnified Party provides to any person or entity or (ii) any other action or failure to act by the Company, the Company's employees or other agents or any Indemnified Party at the Company's request or with the Company's consent, in each case in connection with, arising out of, based upon, or in any way related to this Agreement, the retention of and services provided by Rothschild under this Agreement, or any Transaction or other transaction contemplated by the Agreement; or (b) otherwise directly or indirectly in connection with, arising out of, based upon, or in any way related to the engagement of Rothschild under this Agreement or any transaction or conduct in connection therewith, provided that the Company shall not be required to indemnify any Indemnified Party for such Losses if and only to the extent that it is finally judicially determined by a court of competent jurisdiction that such Losses arose primarily because of the gross negligence, willful misconduct or fraud of an Indemnified Party. If multiple claims are brought against an Indemnified Party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based on a claim as to which indemnification is not available.

     The Company shall further reimburse any Indemnified Party promptly after obtaining the necessary approval of the Bankruptcy Court, if any, for any reasonable legal or other fees, disbursements or expenses as they are incurred
(a) in investigating, preparing or pursuing any action or other proceeding (whether formal or informal) or threat thereof as to which such Indemnified Party reasonably believes that indemnification hereunder may be available, whether or not in connection with pending or threatened litigation or arbitration and whether or not such Indemnified Party is a party (each, an "Action") and (b) in connection with enforcing such Indemnified Party's rights under this Agreement; provided, however, that in the event and only to the extent that it is finally judicially determined by a court of competent jurisdiction that the Losses of such Indemnified Party arose primarily because of the gross negligence, willful misconduct or fraud of such Indemnified Party, such Indemnified Party will promptly remit to the Company any amounts reimbursed under this paragraph.

     Upon receipt by an Indemnified Party of notice of any Action, such Indemnified Party shall notify the Company in writing of such Action, but the failure to so notify shall not relieve

PRG-Schultz International, Inc.
As of September 14, 2005
Page A-2.


the Company from any liability hereunder (i) if the Company had actual notice of such Action or (ii) unless and only to the extent that such failure results in the forfeiture by the Company of substantial rights and defenses. The Company shall, if requested by Rothschild, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Rothschild and will not, without the prior written consent of Rothschild, settle, compromise, consent or otherwise resolve or seek to terminate any pending or threatened Action (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (a) contains an express, unconditional release of each Indemnified Party from all liability relating to such Action and the engagement of Rothschild under this Agreement and (b) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. Any Indemnified Party shall be entitled to retain separate counsel of its choice and participate in the defense of any Action in connection with any of the matters to which this Agreement relates, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Company has failed promptly to assume the defense and employ counsel or (y) the named parties to any such Action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible under this Agreement for the fees and expenses of more than one firm of separate counsel (in addition to local counsel) in connection with any such Action in the same jurisdiction.

     The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally determined by a court of competent jurisdiction to be unavailable (except by reason of the gross negligence, willful misconduct or fraud of such Indemnified Party),, then the Company shall contribute to such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and its creditors and stockholders, on the one hand, and such Indemnified Party, on the other hand, in connection with the transactions contemplated hereby, and (b) if (and only if) the allocation provided in clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company and such Indemnified Party; provided, that, in no event shall the aggregate contribution of all such Indemnified Parties exceed the amount of fees received by Rothschild under this Agreement. Benefits received by Rothschild shall be deemed to be equal to the compensation paid by the Company to Rothschild in connection with this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or the Company's employees or other agents) on the one hand or by Rothschild on the other hand.

     The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with

PRG-Schultz International, Inc.
As of September 14, 2005
Page A-3


advice or services rendered or to be rendered by any Indemnified Party pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Party's actions or inactions in connection with any such advice, services or transactions except for and only to the extent that such Losses of the Company are finally determined by a court of competent jurisdiction to have arisen primarily because of the gross negligence, willful misconduct or fraud of such Indemnified Party in connection with any such advice, actions, inactions or services.

     The rights of the Indemnified Parties and the Company hereunder shall be in addition to any other rights that any of them may have at common law, by statute or otherwise. Except as otherwise expressly provided for in this Agreement, if any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall all remain in full force and effect and shall in no way be affected, impaired or invalidated. The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Party's services under or in connection with, this Agreement.